Exhibit 8.1
FORM OF LOYENS & LOEFF TAX OPINION

To: Fiat Chrysler Automobiles N.V. 25 St. James’s Street London SW1A 1HA United Kingdom

RE	Dutch law tax opinion – Fiat Chrysler Automobiles N.V. – Registration Statement on Form F-4
REFERENCE	41976354

Amsterdam, [●] 2020

Sir, Madam,
1.INTRODUCTION
1.1.We have acted as special counsel on certain matters of Dutch tax law to the Company (as defined below) in connection with the Registration Statement (as defined below).
1.2.We render this opinion regarding the transactions contemplated by the Company as set out in the Registration Statement (as defined below).
2.DEFINITIONS
2.1.Capitalised terms used but not (otherwise) defined herein are used as defined in the Registration Statement and in the Schedules to this opinion letter. The headings herein are for convenience only and shall not affect the interpretation or construction of this opinion.
2.2.In this opinion letter:
Company means Fiat Chrysler Automobiles N.V., a public company with limited liability duly incorporated under the laws of the Netherlands and existing under the laws of the Netherlands, registered with the Dutch Trade Register under number 60372958.
Registration Statement means the registration statement on Form F-4 originally filed by the Company with the SEC on [l] 2020 under the Securities Act.
SEC means the United States Securities and Exchange Commission.
Securities Act means the United States of America's Securities Act of 1933, as amended from time to time.
3.SCOPE OF INQUIRY
3.1.For the purpose of rendering this opinion letter, we have only examined and relied upon electronically transmitted copy of the Registration Statement, except for the part in the Registration Statement under the caption "MATERIAL TAX CONSIDERATIONS – Material Netherlands Tax Consequences".

3.2.We have not reviewed any documents incorporated by reference or referred to in the Registration Statement and therefore our opinions do not extend to such documents.
4.NATURE OF OPINION
4.1.We only express an opinion on matters of Dutch tax law as it stands on the date of this opinion letter, excluding unpublished case law. The terms the "Netherlands" and "Dutch" in this opinion letter refer solely to the European part of the Kingdom of the Netherlands.
4.2.Our opinion is strictly limited to the matters stated herein. We do not express any opinion on matters of fact.
4.3.In this opinion letter Dutch concepts are sometimes expressed in English terms and not in their original Dutch terms. The concepts concerned may not be identical to the concepts described by the same English term as they exist under the laws of other jurisdictions. The meaning to be attributed to such concepts shall be the meaning to be attributed to the equivalent Dutch concepts under Dutch tax law.
4.4.This opinion letter may only be relied upon under the express condition that any issue of interpretation or liability arising hereunder will be governed by Dutch law and be brought exclusively before the competent court in Rotterdam, the Netherlands.
4.5.This opinion letter refers to the date hereof. No obligation is assumed to update this opinion letter or to inform any person of any changes of law or other matters coming to our knowledge and occurring after the date of this opinion letter, which may have effect on the opinions set out in this opinion letter.
4.6.This opinion letter is issued by Loyens & Loeff N.V. Individuals or legal entities that are involved in the services provided by or on behalf of Loyens & Loeff N.V. cannot be held liable in any manner whatsoever.
5.OPINIONS
The opinion expressed in this paragraph 5 (Opinions) should be read in conjunction with the assumptions set out in Schedule 1 (Assumptions). On the basis of these assumptions and subject to any factual matters or information not disclosed to us in the course of our investigation, we are of the opinion that as at the date of this opinion letter:
5.1.Registration Statement
The statements contained in the prospectus in the Registration Statement under the caption "MATERIAL TAX CONSIDERATIONS – Material Netherlands Tax Consequences" in the sections “— Dividend withholding tax in connection with implementation of the merger for holders of PSA ordinary shares” and “— Taxes on income and capital gains in connection with implementation of the merger for holders of PSA ordinary shares” constitute our opinion and are true and accurate and provide a fair and complete summary of the principle material Dutch tax consequences in connection with the Merger.
6.ADDRESSEES
6.1.This opinion letter is addressed to you in relation to and as an exhibit to the Registration Statement and may not be disclosed to and relied upon by any other person without our prior written consent other than as an exhibit to the Registration Statement. This opinion letter is not to be used or relied upon for any purpose other than in connection with the filing of the Registration Statement.

6.2.We hereby consent to the filing of this opinion letter as an exhibit to the Registration Statement and to the references to Loyens & Loeff N.V. under the heading "MATERIAL TAX CONSIDERATIONS – Material Netherlands Tax Consequences" in the Registration Statement. In giving the consent set out in the previous sentence, we do not thereby admit or imply that we are in the category of persons whose consent is required under Section 7 of the Securities Act or any rules and regulations of the SEC promulgated thereunder.

Yours faithfully,

Schedule 1
ASSUMPTIONS
The opinions in this opinion letter are subject to the following assumptions:
1.Documents
1.1.All signatures are genuine, all original documents are authentic and all copies are complete and conform to the originals.
1.2.The Registration Statement has been or will have been filed with the SEC and declared effective pursuant to the Securities Act.